UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 19, 2008

                             WIN GAMING MEDIA, INC.
             (Exact name of registrant as specified in its charter)

         NEVADA                      000-51255               98-0374121
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)

        103 FOULK ROAD, WILMINGTON, DE                         19803
--------------------------------------------------    -----------------------
    (Address of principal executive offices)                 (Zip Code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective on June 19, 2008, Steve Baker relinquished his role as Chief Executive Officer ("CEO") of the registrant, and the registrant's board of directors decided to appoint Shimon Citron, the registrant's founder, current director and former CEO, as CEO of the company. Mr. Citron will assume the position of CEO on a part time basis. The employment terms and scope of the work of Mr. Citron will be determined by the registrant's board in the near future. Mr. Baker will remain a director of the registrant.

Mr. Citron founded the registrant in 2001 and he has held the positions of CEO and director since its inception and until May 8, 2007 when he ceased to be CEO. From 1999 to 2001, Mr. Citron was the founder and President of Gigi Media Ltd., a private company based in Israel engaged in development of Internet search engines. From 1994 to 1999, he managed his own private investments in a number of startup companies in Israel.

For more information with respect to the registrant's relationships with Mr. Citron, please see the information set forth under "Certain Relationships and Related Transactions" in the registrant's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2008.

ITEM 8.01. OTHER EVENTS.

Effective prior to the opening of business on June 20, 2008, the registrant's trading symbol on the OTC Bulletin Board will change to WGMI.OB.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         WIN GAMING MEDIA, INC.
                                                         (registrant)

Date: June 19, 2008                                      By: /s/ Shimon Citron
                                                         ---------------------
                                                         Shimon Citron
                                                         Chief Executive Officer